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                                                                   EXHIBIT 21.1

SUBSIDIARIES OF MICHAEL FOODS, INC.

NAME                                             STATE OF INCORPORATION

Crystal Farms Refrigerated Distribution Company            Minnesota
Northern Star Co.                                          Minnesota
KMS Dairy, Inc.                                            Minnesota
M. G. Waldbaum Company                                     Nebraska
Papetti Electroheating Corporation                         New Jersey
Papetti's Hygrade Egg Products, Inc.                       Minnesota
Casa Trucking, Inc.                                        Minnesota
Wisco Farm Cooperative                                     Wisconsin
WFC, Inc.                                                  Wisconsin
Farm Fresh Foods, Inc.                                     Nevada
Michael Foods of Delaware, Inc.                            Delaware
Minnesota Products, Inc.                                   Minnesota
MFI Food Canada, Ltd.                                      Ontario
MIKLFS Corporation                                         Virgin Islands
Trilogy Egg Products Inc.                                  Canada